Exhibit 10.13

                     CONSULTING SERVICES PLAN OF AGREEMENT

     This Agreement ("Agreement") is entered into March 10, 2008, by and between SUSTAINABLE POWER CORP., a Nevada corporation (hereinafter referred to as "Corporation") and RICHARD M. BARRETT (hereinafter referred to as "Consultant").

In consideration of the mutual promises of the parties and other good and valuable consideration, the parties hereby agree as follows:

1.      Services.     Consultant is rendering services for the initial
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formulation,, planning, development and recommendations of organizational resource requirements necessary for the Corporation's direction and planned growth into new marketplaces. The Consultant will provide bona-fide services to the Company which are not in relation to the offer or sale of securities in a capital-raising transaction, and which have not either directly or indirectly promoted or maintained a market for the Company's securities, if such market exists. Consultant shall devote such time, attention and energies as required.

2.     Compensation.     For such services, the Corporation shall compensate
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Consultant as follows; Payment of FIVE MILLION (5,000,000) shares of restricted common stock to Consultant to be registered on Form 144 pursuant to Rule 144 under the Securities Act of 1933, as amended. The shares rendered as payment are deemed to be earned by the Consultant on a pro-rata basis over the twelve (12) month term of the Agreement.

3.     Relationship of the Parties.      The parties intend that the
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Relationship between them created under this Agreement is that of independent contractor and not as a partner, agent, or an employee, nor shall either party have any authority to bind the other. Consultant as an independent contractor may engage in other business activities provided, however, that Consultant shall not during the term of this Agreement solicit Company's employees or accounts on behalf of Consultant or another entity,

4.      Term.          The term of this Agreement shall commence on March 10,
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2008 and shall terminate on March 10, 2009,


5.      Right of Payment.     If Consultant becomes unable to perform services
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pursuant to this Agreement by reason of illness, incapacity or death, compensation shall cease upon the happening of the event Otherwise, the shares rendered as payment are deemed to be earned by the Consultant and forthcoming by the Corporation immediately upon the execution of this agreement. Further, the Corporation acknowledges and waives all rights to contest the issuance of shares at any point after the execution of this Agreement by the parties hereto.

6.      Non-Assignability of Services.      Neither party may assign this
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Agreement without the  express written consent of the other party.

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7.      Legal Representation.     The Company acknowledges that it has been
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represented by independent legal counsel in the preparation of this Agreement
Consultant represents that it has consulted with independent legal counsel and/or tax, financial and business advisors, to the extent the Consultant deemed necessary.

8.      Attorney's Fee.     If any legal action or any arbitration or other
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proceeding is brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with or related to this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs in connection with that action or proceeding, in addition to any other relief to which it or they may be entitled.

9.      Waiver.      The waiver by either party of a breach of any provision of
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this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

10.      Notice.     All notices, requests, and other communications hereunder
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shall be deemed to be duly given if sent by U.S. mail, postage prepaid, addressed to the other party at the address as set forth herein below:

          To the Company:                  To the Consultant;

          Sustainable Power Corp.          Richard M. Barrett
          John Rivera, Chairman & CEO      2711 Colonial Circle
          7100 Highway 46 South            McKinney,TX 75070
          Baytown, Texas 77520

11.      Choice of Law, Jurisdiction and Venue. This Agreement shall be governed
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by, construed and enforced in accordance with the laws of the State of Texas.
The parties agree that Harris County, Texas will be the venue of any dispute and will have jurisdiction over all parties.

12.      Complete Agreement.  It is agreed between the parties that there are no
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other agreements or understandings between them relating to the subject matter of this Agreement. This Agreement supersedes all prior agreements, oral or written, between the parties and is intended as a complete and exclusive statement of the agreement between the parties. No change or modification of this Agreement shall be valid unless the same be in writing and signed by the parties.
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INTENDING TO BE LEGALLY BOUND, the parties hereto have caused this Agreement to be executed as of the date first above written.


CORPORATION:          SUSTAINABLE POWER CORP.



                      By:  \s\ John Rivera
                           ---------------
                           John Rivera
                           Chairman and CEO


CONSULTANT:          RICHARD M. BARRETT


                     \s\ Richard M. Barrett
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